UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2012

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516-734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events

Item 9.01. Financial Statements and Exhibits.

EXHIBIT INDEX

Item 8.01 Other Events.

Press Release

On March 2, 2012, the Company issued a press release announcing that the initial purchasers of $175 million principal amount of the Company’s 1.50% Senior Convertible Notes due 2017 (the “Notes”) had elected to exercise, in full, their option to purchase an additional $25 million principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Composite Version of Credit Agreement

As described in the Form 8-K filed by the Company on February 29, 2012, the Company entered into the First Amendment, dated as of February 27, 2012 (the “First Amendment”), and the Second Amendment, dated as of February 29, 2012 (the “Second Amendment”), to the Credit Agreement, dated April 20, 2011, by and among DealerTrack Holdings, Inc. and DealerTrack Canada, Inc., as borrowers, the several lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). Attached as Exhibit 10.1 hereto is a composite version of the Credit Agreement, reflecting the changes of the First Amendment and the Second Amendment. The description of the First Amendment and the Second Amendment is incorporated by reference to the Company’s Form 8-K filed by the Company on February 29, 2012.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Composite Version of Credit Agreement, reflecting the First Amendment, dated as of February 27, 2012, and the Second Amendment, dated as of February 29, 2012, to Credit Agreement, dated April 20, 2011, by and among DealerTrack Holdings, Inc. and DealerTrack Canada, Inc., as borrowers, the several lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release dated March 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012

DealerTrack Holdings, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Composite Version of Credit Agreement, reflecting the First Amendment, dated as of February 27, 2012, and the Second Amendment, dated as of February 29, 2012, to Credit Agreement, dated April 20, 2011, by and among DealerTrack Holdings, Inc. and DealerTrack Canada, Inc., as borrowers, the several lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release dated March 2, 2012.